SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): July 18, 2000

                            Cox Communications, Inc.
                   ------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                              --------------------
         (State or other jurisdiction of incorporation or organization)



                  1-6590                              58-2112288
              -------------                       -------------------
        (Commission File Number)         (I.R.S. Employer Identification Number)


               1400 Lake Hearn Drive
                 Atlanta, Georgia                               30319
         ------------------------------------                -------------
       (Address of principal executive offices)                (Zip Code)



                                 (404) 843-5000
                             -----------------------
              (Registrant's telephone number, including area code)





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Item 5.           Other Events.


                  As previously disclosed in the proxy statement for the 2000 annual meeting of stockholders of Cox Communications, Inc. ("CCI"), Robert F. Eburu, one of CCI's independent directors, had indicated that he would retire from CCI's board of directors when his term expired. Mr. Eburu's term expired on May 16, 2000, and at a meeting of the CCI board of directors held on July 18, 2000, Rodney W. Schrock was elected to fill the vacancy created by Mr. Eburu's retirement. Mr. Schrock is an independent director and will serve on CCI's audit committee and its compensation committee. A press release announcing Mr. Schrock's election is being filed with this report as Exhibit 99.1.

         Mr. Schrock is the President and Chief Executive Officer of Alta Vista Company. Before joining Alta Vista in 1999, he was Senior Vice President and Group Manager for Compaq Consumer Products Group. Mr. Schrock had previously served as an industrial engineer with IBM Corporation. He holds an MBA from Harvard University and a B.S. in industrial management from Purdue University.


Item 7.           Financial Statements and Exhibits


         (a)      Not applicable.


         (b)      Not applicable.


         (c)        Exhibits:

                  99.1     Press Release dated July 18, 2000.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            COX COMMUNICATIONS, INC.


         Dated: July 18, 2000                          By: /s/ Andrew A. Merdek
                                                          ----------------------
                                                               Andrew A. Merdek
                                    Secretary